Exhibit 10.11

EXECUTION VERSION

PURCHASE AGREEMENT,

dated as of

May 16, 2025,

by and among

HOWARD W. LUTNICK,
in his capacity as trustee of the trust identified herein,

and

Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick, and Ryan G. Lutnick,

in their capacities as investment trustees of the trust identified herein

i

ii

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”), dated as of May 16, 2025, is entered into by and among:

(i) Howard W. Lutnick (“HWL”), as Trustee of the Howard W. Lutnick Revocable Trust (the “Howard W. Lutnick Revocable Trust” or “Seller Trust”), created by a Declaration dated October 7, 2002, by and between HWL, as Grantor and Trustee, as most recently amended and restated by a Second Restatement dated February 3, 2006, and as further amended through the date hereof; and

(ii) Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick, and Ryan G. Lutnick, as Investment Trustees (collectively “Buyer”) of the trust known as the BGL Management Trust (“Management Trust”), created under Article SECOND of an Agreement of Trust made May 13, 2025, between HWL, as Grantor, Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick, and Ryan G. Lutnick, as Investment Trustees and Distribution Trustees, and Peak Trust Company – NV, as Administrative Trustee.

HWL, in his capacity as Trustee of the Howard W. Lutnick Revocable Trust, is referred to as “Seller”. Seller and Buyer are each sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Seller Trust owns four (4) voting shares of CF Group Management, Inc., a New York corporation, and Seller, as Trustee of the Seller Trust, desires to sell, on behalf of the Seller Trust, one (1) such share (the “Purchased Interests”) to Buyer, on behalf of Management Trust, and Buyer desires to acquire, on behalf of Management Trust, the Purchased Interests, upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

Article I
DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions.

As used herein, the following terms have the following meanings:

“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Action” means any action, suit, litigation, arbitration or proceeding by or before a Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the power to direct the management or policies of a Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means, with respect to any Person, any federal, state, provincial, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, writ or stipulation enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Governmental Authority” means any transnational, domestic or foreign federal, state, county, municipal or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof, any executive, legislative, judicial, regulatory taxing or other governmental entity, any national stock exchange and any legislative body or legislative committee (including the U.S. Senate Committee on Commerce, Science and Transportation).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge or security interest in respect of such property or asset.

“Organizational Documents” means, with respect to any Person, such Person’s trust deed, trust declaration, agreement of trust, certificate of incorporation or formation or organization, articles of organization, bylaws, partnership agreement, limited partnership agreement, limited liability company agreement, operating agreement, or other similar governing documents of such Person, each as amended through the date hereof.

“Other Sale Transactions” means the sale and purchase transactions contemplated by the following agreements: (a) the Purchase Agreement, dated as of May 16, 2025, by and between HWL, as Trustee of the Howard W. Lutnick Revocable Trust, and Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick, and Ryan G. Lutnick, as Investment Trustees, of the trust known as the KSL Management Trust, created by an Agreement of Trust made May 13, 2025, between HWL, as Grantor, and Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick, and Ryan G. Lutnick, as Investment Trustees and Distribution Trustees, and Peak Trust Company – NV, as Administrative Trustee; (b) the Purchase Agreement, dated as of May 16, 2025, by and between HWL, as Trustee of the Howard W. Lutnick Revocable Trust, and Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick, and Ryan G. Lutnick, as Investment Trustees, of the trust known as the CJL Management Trust, created by an Agreement of Trust made May 13, 2025, between HWL, as Grantor, and Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick, and Ryan G. Lutnick, as Investment Trustees and Distribution Trustees, and Peak Trust Company – NV, as Administrative Trustee; (c) the Purchase Agreement, dated as of May 16, 2025, by and between HWL, as Trustee of the Howard W. Lutnick Revocable Trust, and Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick, and Ryan G. Lutnick, as Investment Trustees, of the trust known as the RGL Management Trust, created by an Agreement of Trust made May 13, 2025, between HWL, as Grantor, and Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick, and Ryan G. Lutnick, as Investment Trustees and Distribution Trustees, and Peak Trust Company – NV, as Administrative Trustee; (d) the Purchase Agreement, dated as of May 16, 2025, by and between HWL, as Trustee or Investment Trustee of the trusts identified therein, and Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick, and Ryan G. Lutnick as Investment Trustees of the trust known as Dynasty Trust A, created under Article SECOND of an Agreement of Trust made May 13, 2025, between Edith M. Lutnick, as Grantor, and Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick, and Ryan G. Lutnick, as Investment Trustees and Distribution Trustees, and The Bryn Mawr Trust Company of Delaware, as Administrative Trustee; and (e) the Purchase Agreement dated as of May 16, 2025, by and among Allison Lutnick, HWL, as Trustee of the HWL Personal Asset Trust, created by an Agreement of Trust made May 28, 2009 by and between HWL, as Grantor and Trustee, as amended through the date hereof, HWL, as Investment Trustee of the Howard W. Lutnick Family Trust, created by an Agreement made March 16, 2006, between Edith M. Lutnick, as Grantor, and Howard W. Lutnick, and First Republic Trust Company, as Trustees, and Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick, and Ryan G. Lutnick, as Individual Trustees of the Lutnick 1999 Descendants’ Trust, created by an Agreement made December 8, 1999, between Howard W. Lutnick, as Settlor, and Gary F. Lutnick, Douglas B. Gardner, Stuart A. Fraser and Wilmington Trust Company, as Trustees, as amended through the date hereof.

“Permitted Liens” means (i) Liens that will be terminated concurrently with the Closing, (ii) transfer restrictions arising under applicable securities laws, (iii) Liens arising under the organizational documents of CF Group Management, Inc., or (iv) Liens created by Buyer.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Remedies Exception” means:

(a)	applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar Applicable Laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally; and

(b)	the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief.

“Representatives” means, with respect to any Party, such Party’s and its Affiliates’ directors, officers, employees, advisors (including financial advisors, attorneys, accountants, actuaries and consultants) and agents.

Section 1.02 Other Definitional and Interpretative Provisions.

(a)	The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)	The word “or” shall be inclusive and not exclusive.

(c)	The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(d)	References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified.

(e)	All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(f)	Any capitalized terms used in any Exhibit, Annex or Schedule or in any certificate or other document made or delivered pursuant hereto but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(g)	Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

(h)	As context requires, any masculine gender shall include the feminine and neuter genders; any feminine gender shall include the masculine and neuter genders; and any neuter gender shall include masculine and feminine genders.

(i)	Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

(j)	“Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(k)	References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.

(l)	References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

(m)	References to any Person include the successors and permitted assigns of that Person.

(n)	References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

(o)	The symbol “$” refers to United States Dollars, the lawful currency of the United States of America.

(p)	The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

(q)	References to “day” shall mean a calendar day unless otherwise indicated as a “Business Day.”

(r)	Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision.

Article II
THE PURCHASE AND SALE

Section 2.01 Purchase and Sale.

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller shall, in his capacity as Trustee of the Seller Trust, sell and deliver to Buyer and Buyer shall, in its capacity as Investment Trustee of Management Trust, purchase and acquire all rights, title and interests in and to the Purchased Interests (together with any dividends on such Purchased Interests between the date of this Agreement and prior to the Closing) on behalf of Management Trust, free and clear of all Liens (other than Permitted Liens) in exchange for payment to Seller (or his designees) pursuant to Section 2.02(c)(i) of $50,000 (the “Purchase Price”) (such transaction, the “Sale”). It is the intention of the Parties that other than the consideration payable under this Agreement, Seller will receive no economic benefits associated with the Purchased Interests.

Section 2.02 Closing.

(a)	Upon the terms and subject to the conditions of this Agreement, the closing of the Sale (the “Closing”) shall take place via the electronic exchange of documents and signatures on a date that is three Business Days after the date on which the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the Party entitled to the benefit of such conditions, or on such other date as Buyer and Seller may mutually agree (such date being the “Closing Date”).

(b)	Prior to the Closing Date, Seller shall deliver to Buyer wire transfer instructions (the “Wire Transfer Instructions”) designating the bank accounts to which the Purchase Price in respect of the applicable Purchased Interests shall be paid by Buyer to Seller (or his designees) at the Closing.

(c)	Buyer Deliverables. At the Closing:

(i)	Buyer shall cause to be paid to Seller (or his designees), by wire transfer of immediately available funds an amount equal to the Purchase Price in respect of the Purchased Interests, which shall be delivered into the bank accounts as set forth in the Wire Transfer Instructions.

(ii)	Buyer shall deliver to Seller the certificate required by Section 6.03(c).

(d)	Seller Deliverables. At the Closing, Seller shall cause to be delivered to Buyer:

(i)	customary evidence of the transfer of the Purchased Interests to Buyer;

(ii)	the certificate required by Section 6.02(c); and

(iii)	a duly executed IRS Form W-9 for the Seller Trust.

Article III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby makes the following representations and warranties to Buyer.

Section 3.01 Trust Existence and Power.

Seller, in his capacity as Trustee, as applicable, of the Seller Trust represents and warrants that the Seller Trust is a trust that is duly created and validly existing under the laws governing its formation and that the Seller Trust has all trust power and authority necessary to own or lease all of its properties and assets and to carry on its business as now conducted, except where the failure to have such power or authority would not, individually or in the aggregate, prevent the consummation of the transactions contemplated by this Agreement or otherwise have a material adverse effect on the ability of Seller, as Trustee of the Seller Trust, to consummate the Sale.

Section 3.02 Authority of Seller; Enforceability.

Seller, in his capacity as Trustee of Seller Trust, represents and warrants that (i) the execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby with respect to the Seller Trust, as Trustee, are within his powers as Trustee of the Seller Trust, and (ii) this Agreement has been duly executed and delivered by Seller, in his capacity as Trustee, as applicable, of the Seller Trust and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding agreement of Seller, in his capacity as Trustee of the Seller Trust and is enforceable against Seller, in such capacity, in accordance with its terms (subject to the Remedies Exception).

Section 3.03 Non-contravention.

Seller, in his capacity as Trustee of Seller Trust, represents and warrants that the execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby, as Trustee of the Seller Trust, do not and will not:

(a)	contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of Seller Trust; and

(b)	assuming that all consents, approvals, authorizations, permits and registrations required from Governmental Authorities for the Sale are obtained and all filings with and notifications to Governmental Authorities required for the Sale are made and any waiting periods thereunder have terminated or expired, violate any Applicable Law with respect Seller Trust, except as would not reasonably be expected to, individually or in the aggregate, prevent Seller from consummating the Sale or otherwise have a material adverse effect on the ability of Seller to consummate the Sale.

Section 3.04 Title.

Seller, in his capacity as Trustee of Seller Trust, represents and warrants that Seller Trust is the owner of, and has good and valid title to, the Purchased Interests, free and clear of any Liens other than Permitted Liens and that upon transfer of such Purchased Interests to Management Trust at the Closing in accordance with this Agreement, Management Trust will own such Purchased Interests free and clear of any Liens, except for Permitted Liens.

Section 3.05 Absence of Litigation.

Seller, in his capacity as Trustee of Seller Trust, represents and warrants that as of the date of this Agreement, there is no Action pending against, or, to the actual knowledge of Seller, threatened in writing against, or any order, judgment, ruling or decree imposed upon, Seller Trust (or, in the case of threatened actions, suits, investigations, proceedings or claims, would be before) or by, or any settlement agreement or other similar written agreement with any Governmental Authority that would reasonably be expected to prevent the consummation of the Sale by Seller or otherwise have a material adverse effect on the ability of Seller to consummate the Sale.

Section 3.06 No Other Representations or Warranties.

Seller hereby acknowledges and agrees that, the representations and warranties made by Buyer in Article IV are the sole representations and warranties being made by or on behalf of Buyer and Management Trust, and their respective Affiliates and Representatives, and are exclusive of any other representations and warranties, including any implied warranties, and, except for the representations and warranties of Buyer expressly set forth in Article IV, none of Buyer or Management Trust, or any of their respective Affiliates or Representatives have made, nor are any of them making, any express or implied representation or warranty, including any representation or warranty regarding the accuracy, sufficiency or completeness of any information provided to Seller, Seller Trust or any of their Representatives or prepared by or for Buyer, Management Trust or any of their Affiliates in connection with the transactions contemplated by this Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby makes the following representations and warranties to Seller.

Section 4.01 Trust Existence and Power.

Buyer, in the capacity of Investment Trustee of Management Trust, represents and warrants that Management Trust is a trust that is duly created and validly existing under the laws governing its formation and has all trust power and authority necessary to own or lease all of its properties and assets and to carry on its business as now conducted, except where the failure to have such power or authority would not, individually or in the aggregate, prevent the consummation of the Sale or otherwise have a material adverse effect on the ability of Buyer, as Investment Trustee of Management Trust, to consummate the Sale.

Section 4.02 Trustee Authorization.

Buyer, in the capacity of Investment Trustee of Management Trust, represents and warrants that (i) the execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby, as Investment Trustee of Management Trust, are within the powers of Buyer as Investment Trustee of Management Trust, and (ii) this Agreement has been duly executed and delivered by Buyer, in the capacity of Investment Trustee of Management Trust, and, assuming due authorization, execution and delivery by Seller, constitutes a legal, valid and binding agreement of Buyer, in the capacity of Investment Trustee of Management Trust, enforceable against Buyer, in such capacity, in accordance with its terms (subject to the Remedies Exception).

Section 4.03 Non-contravention.

Buyer, in the capacity of Investment Trustee of Management Trust, represents and warrants that the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby, as Investment Trustee of Management Trust, do not and will not:

(a)	contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of Management Trust; and

(b)	assuming that all consents, approvals, authorizations, permits and registrations required from Governmental Authorities for the Sale are obtained and all filings with and notifications to Governmental Authorities required for the Sale are made and any waiting periods thereunder have terminated or expired, violate any Applicable Law with respect to Management Trust, except as would not reasonably be expected to, individually or in the aggregate, prevent Buyer from consummating the Sale or otherwise have a material adverse effect on the ability of Buyer to consummate the Sale.

Section 4.04 Absence of Litigation.

Buyer, in the capacity of Investment Trustee of Management Trust, represents and warrants that as of the date of this Agreement, there is no Action pending against, or, to the actual knowledge of Buyer, threatened in writing against, or any order, judgment, ruling or decree imposed upon, Buyer or Management Trust before (or, in the case of threatened actions, suits, investigations, proceedings or claims, would be before) or by, or any settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Authority that would reasonably be expected to prevent the consummation of the Sale or otherwise have a material adverse effect on the ability of Buyer to consummate the Sale.

Section 4.05 Financing.

At the Closing, Buyer, in the capacity of Investment Trustee of Management Trust, will have sufficient funds on hand to enable Buyer to pay the Purchase Price.

Section 4.06 Investment Intention.

Buyer, in the capacity of Investment Trustee of Management Trust, represents and warrants that: (i) Buyer has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of acquiring the Purchased Interests, has had an adequate opportunity to ask questions and receive answers from the Seller concerning any and all matters relating to the transactions contemplated by this Agreement and acquire such other information as deemed desirable by Buyer and has made its own inquiry and investigation into, and based thereon, has formed an independent judgment concerning the Purchased Interests, the company issuing such interests and its businesses; (ii) Buyer has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Interests pursuant to this Agreement; (iii) Management Trust will acquire the Purchased Interests for investment purposes, for its own account and not with a view towards distribution or for sale in violation of the 1933 Act; (iv) Buyer understands that the Purchased Interests have not been registered under the 1933 Act, or any applicable state or foreign securities Applicable Laws, and cannot be sold unless subsequently registered under the 1933 Act or Applicable Laws concerning foreign securities or pursuant to an applicable exemption therefrom and pursuant to Applicable Laws concerning state securities, as applicable; and (v) Management Trust is able to bear the economic risk of an investment in the Purchased Interests and can afford to sustain a total loss of that investment.

Section 4.07 No Other Representations or Warranties.

Buyer hereby acknowledges and agrees that the representations and warranties made by Seller in Article III are the sole representations and warranties being made by or on behalf of Seller or the Seller Trust, respectively, and their respective Affiliates and Representatives and are exclusive of any other representations and warranties, including any implied warranties, and, except for the representations and warranties of Seller expressly set forth in Article III, none of Seller or the Seller Trust, or any of their respective Affiliates or Representatives have made, nor are any of them making, any express or implied representation or warranty, including any representation or warranty regarding the accuracy, sufficiency or completeness of any information provided to Buyer, Management Trust or any of their respective Representatives or prepared by or for Seller or the Seller Trust, or any of their respective Affiliates in connection with the transactions contemplated by this Agreement. In furtherance of the foregoing, Buyer acknowledges and agrees that except for the representations and warranties expressly set forth in Article III, the Purchased Interests are being sold on an “as is, where is” basis.

Article V
COVENANTS OF THE PARTIES

Section 5.01 Reasonable Best Efforts.

Subject to the terms and conditions of this Agreement, Buyer and Seller shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to satisfy the conditions set forth in Article VI and consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including:

(i)	executing and delivering any additional documents and instruments necessary to consummate the transactions contemplated hereby;

(ii)	preparing and filing as promptly as practicable with any Governmental Authority or other Person all documentation to effect all filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the transactions contemplated by this Agreement;

(iii)	obtaining (in any event, prior to the End Date) and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Person that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement;

(iv)	cooperating in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated hereby; and

(v)	keeping the other Party informed in all material respects and on a reasonably timely basis of:

(A)	any substantive communications received by such Party from, or given by such Party to, any Governmental Authority, in each case regarding any of the transactions contemplated by this Agreement; and

(B)	the status of any request, inquiry, investigation, action or legal proceeding from, by or before any Governmental Authority with respect to the transactions contemplated by this Agreement,

in each case, including by promptly furnishing the other Party with copies of any written or electronic communications with any such Governmental Authorities.

Section 5.02 Public Announcements.

Buyer shall obtain Seller’s prior written consent (email being sufficient) before Buyer or Management Trust issues any press release concerning this Agreement and the transactions contemplated hereby.

Section 5.03 Exclusivity.

Seller agrees that between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, it shall not sell the Purchased Interests to any Person other than Buyer.

Section 5.04 Trustee.

Between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, Buyer shall remain trustees of Management Trust.

Article VI
CONDITIONS TO THE CLOSING

Section 6.01 Conditions to the Obligations of Each Party.

The respective obligations of each of the Parties to consummate the Sale are subject to the satisfaction (or waiver by both Seller and Buyer) on or prior to the Closing Date of the following conditions:

(a)	no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition issued by any Governmental Authority of competent jurisdiction preventing the consummation of the Sale (an “Order”) shall have taken effect after the date hereof and shall still be in effect;

(b)	all consents, approvals, authorizations, permits and registrations from Governmental Authorities of competent jurisdiction required for the closing of the Sale shall have been obtained and shall be in full force and effect, and all waiting periods required thereunder shall have expired or been terminated; and

(c)	the Other Sale Transactions shall have been completed substantially concurrently with the Sale.

Section 6.02 Conditions to the Obligations of Buyer.

The obligations of Buyer to consummate the Sale are subject to the satisfaction (or waiver by Buyer) on or prior to the Closing Date of the following further conditions:

(a)	Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(b)	all representations and warranties of Seller contained in Article III of this Agreement shall be true and correct at and as of the date hereof and the Closing as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with only such exceptions as, individually or in the aggregate, would not reasonably be likely to prevent the ability of Seller to consummate the Sale; and

(c)	Buyer shall have received a certificate signed by Seller certifying to the effect that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied.

Section 6.03 Conditions to the Obligations of Seller.

The obligations of Seller to consummate the Sale are subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of the following further conditions:

(a)	Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(b)	the representations and warranties of Buyer contained in Article IV of this Agreement shall be true and correct at and as of the date hereof and the Closing as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), with only such exceptions as, individually or in the aggregate, would not reasonably be likely to prevent the ability of Buyer to consummate the Sale; and

(c)	Seller shall have received a certificate signed by Buyer certifying to the effect that conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied.

Article VII
TERMINATION; SURVIVAL

Section 7.01 Termination.

This Agreement may be terminated and the Sale may be abandoned at any time prior to the Closing:

(a)	by mutual written agreement of Seller and Buyer;

(b)	by either Buyer or Seller, by written notice to the other Party, as applicable, if:

(i)	the Sale has not been consummated on or before May 18, 2026 (the “End Date”); or

(ii)	there shall be any Order permanently preventing the consummation of the Sale in effect that shall have become final and non-appealable;

(c)	by Buyer, by written notice to Seller, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Seller set forth in this Agreement shall have occurred that:

(i)	would cause the conditions set forth in Section 6.02(a), or Section 6.02(b) or not to be satisfied; and

(ii)	is incapable of being cured by the End Date or, if curable, is not cured by Seller within 30 days of receipt by Seller of written notice of such breach or failure (or, if the End Date is less than 30 days from the date of receipt of such notice, by the End Date);

provided that Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.01(c) if, at the time of the delivery of such notice, Buyer is in material breach of its obligations under this Agreement; and

(d)	by Seller, by written notice to Buyer, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that:

(i)	would cause the conditions set forth in Section 6.03(a) or Section 6.03(b) not to be satisfied; and

(ii)	is incapable of being cured by the End Date or, if curable, is not cured by Buyer within 30 days of receipt by Buyer of written notice of such breach or failure (or, if the End Date is less than 30 days from the date of receipt of such notice, by the End Date);

provided that Seller shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if, at the time of the delivery of such notice, Seller is in material breach of its obligations under this Agreement.

Section 7.02 Effect of Termination.

If this Agreement is terminated in accordance with Section 7.01, this Agreement shall become void and of no effect and without liability to any of the Parties, in each case, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), in each case whether based on contract, tort, equity or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any laws or otherwise; provided that the provisions of this Section 7.02, and Article VIII shall survive any termination hereof in accordance with Section 7.01.

Section 7.03 No Survival.

The Parties acknowledge and agree that except for (a) this Section 7.03, (b) Article VIII and (c) those covenants and agreements that by their terms apply or are to be performed after the Closing, the representations, warranties, covenants and agreements of the Parties contained in this Agreement (and any certificate delivered pursuant to Article VI of this Agreement) shall not survive beyond the Closing and there shall be no liability in respect thereof, whether such liability has accrued prior to or after the Closing on the part of any Party, any of its Affiliates or any of their respective Representatives.

Article VIII
MISCELLANEOUS

Section 8.01 Notices.

All notices, requests and other communications to any Party shall be in writing and shall be deemed given if delivered personally, sent by electronic mail transmission (with confirmation of receipt of such electronic mail received by return electronic mail) or sent by overnight courier (providing proof of delivery) to the Parties at the addresses set forth below.

if to Buyer, to:

BGL Management Trust

499 Park Avenue

New York, NY 10022

Attention: Kyle S. Lutnick, Brandon G. Lutnick, Casey J. Lutnick and Ryan G. Lutnick, Investment Trustees

Email: ******

if to Seller, to:

Howard W. Lutnick Revocable Trust

******

******

Attention: Howard W. Lutnick, Trust

Email: ******

or to such other address or electronic mail address as such Party may hereafter specify for the purpose by notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of receipt in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 8.02 Amendments and Waivers.

Any provision of this Agreement may be amended, supplemented or waived in any and all respects at any time, if, but only if, such amendment, supplement or waiver is in writing and is signed, in the case of an amendment or supplement, by each Party or, in the case of a waiver, by each Party against whom the waiver is to be effective.

Section 8.03 Costs and Expenses.

All costs and expenses incurred in connection with this Agreement, the Sale and the other transactions contemplated by this Agreement shall be paid by the Party incurring such cost or expense.

Section 8.04 Binding Effect; Benefit; Assignment.

(a)	The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their successors and permitted assigns.

(b)	No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party. Any purported assignment, delegation or transfer not permitted by this Section 8.04(b) is null and void.

Section 8.05 Governing Law.

This Agreement and any other document or instrument delivered pursuant hereto, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 8.06 Jurisdiction.

The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery shall not have or declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court) (the “Chosen Courts”), and each of the Parties hereby irrevocably consents to the sole and exclusive jurisdiction of the Chosen Courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such Chosen Court or that any such Action brought in any such Chosen Court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each Party also irrevocably and unconditionally agrees that service of process on such Party may be made on such Party as provided in Section 8.01, and that service made in such manner shall be deemed effective service of process on such Party and shall have the same legal force and effect as if served upon such Party personally within the State of Delaware. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by Applicable Law.

Section 8.07 Waiver of Jury Trial.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING THE RIGHT TO DEMAND TRIAL BY JURY.

Section 8.08 Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties; provided that a .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 8.09 Entire Agreement.

This Agreement and all exhibits and schedules hereto constitute the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and understandings, whether oral and written, between the Parties with respect to the subject matter of this Agreement.

Section 8.10 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable by any Applicable Law, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such a determination that any term or other provision is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law and in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.11 Specific Performance; Remedies.

The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof to which such Party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Neither Party shall be required to provide any bond or other security in connection with any such order or injunction.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers or signatories as of the date set forth on the cover page of this Agreement.

HOWARD W. LUTNICK REVOCABLE TRUST

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Trustee

BGL MANAGEMENT TRUST

By:	/s/ Brandon G. Lutnick
Name:	Brandon G. Lutnick
Title:	Investment Trustee

By:	/s/ Kyle S. Lutnick
Name:	Kyle S. Lutnick
Title:	Investment Trustee

By:	/s/ Casey J. Lutnick
Name:	Casey J. Lutnick
Title:	Investment Trustee

By:	/s/ Ryan G. Lutnick
Name:	Ryan G. Lutnick
Title:	Investment Trustee

[Signature Page to Purchase Agreement (BGL Management Trust)]